High Country Financial Corporation
                                                                      Exhibit 32


                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350


     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of High Country Financial Corporation (the "Company") certifies that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: November 13, 2003                    /s/ John M. Brubaker
      -----------------                     ------------------------------------
                                           John M. Brubaker
                                           President and Chief Executive Officer


Date: November 13, 2003                    /s/ David H. Harman
      -----------------                    -------------------------------------
                                           David H. Harman
                                           Senior Vice President and CFO



*This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.



                                                                              28